                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                           REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                           ClinTrials Research Inc.
                          --------------------------
            (Exact Name of Registrant as Specified in its Charter)

             Delaware                                           62-1406017
           -----------                                         ------------
   (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)

One Burton Hills Boulevard, Suite 210, Nashville, Tennessee              37215
- -----------------------------------------------------------           ----------
(Address of principal executive offices)                              (Zip Code)

                ClinTrials Research Inc. 1989 Stock Option Plan
              ----------------------------------------------------
                            (Full Name of the Plan)

         William C. O'Neil, Jr., One Burton Hills Boulevard, Suite 210,
                           Nashville, Tennessee 37215
         --------------------------------------------------------------
                    (Name and address of agent for service)


                                 (615) 665-9665
                                ----------------
   (Registrant's telephone number, including area code for agent of service)

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

                                  CALCULATION OF REGISTRATION FEE
====================================================================================================
Title of Securities     Amount to be     Proposed Maximum     Proposed Maximum      Amount of
to be Registered        Registered       Offering Price Per   Aggregate Offering    Registration Fee
- ----------------------------------------------------------------------------------------------------
Common Stock,           450,000 shares       $39.125             $17,606,250           $6,072
$.01 par value
====================================================================================================
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In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this
Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) Pursuant to Rule 457 (h), the offering price is based on the average of the high and low prices reported on the Nasdaq Stock Market on July 12, 1996.

       The purpose of this Registration Statement is to register 450,000 additional shares of ClinTrials Research Inc. Common Stock authorized for issuance by amendment to the 1989 Stock Option Plan as approved by the Registrant's stockholders at the Annual Stockholders Meeting held on May 3, 1996. The Registrant's registration statement on Form S-8 relating to 900,000 shares of Common Stock (file number 33-82416) as filed with the Securities and Exchange Commission on August 3, 1994, is hereby incorporated by reference in its entirety and is modified only in respect to the number of shares of Common Stock reserved for issuance under the Plan, which is now 1,350,000.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and the Registrant and the 1989 Stock Option Plan (the "Plan") have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 15, 1996.

CLINTRIALS RESEARCH INC.                   1989 STOCK OPTION PLAN

/s/ William C. O'Neil, Jr.                 /s/ William C. O'Neil, Jr.
- -------------------------------------      -------------------------------------
William C. O'Neil, Jr.                     William C. O'Neil, Jr.
Chairman of the Board                      Chairman of the Board
President and Chief Executive Officer      President and Chief Executive Officer

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

Signature                                Title                     Date
- ---------                                -----                     ----
/s/ William C. O'Neil, Jr.         Chairman of the Board      July 15, 1996
- ------------------------------     President and Chief
William C. O'Neil, Jr.             Executive Officer
                                   (Principal Executive
                                   Officer)

/s/ John W. Robbins                Chief Financial            July 15, 1996
- ------------------------------     Officer and Secretary
John W. Robbins                    (Principal Financial
                                   and Accounting Officer)

/s/ Edward G. Nelson               Director                   July 15, 1996
- ------------------------------
Edward G. Nelson


                                   Director                   July   , 1996
- ------------------------------
Thomas G. Cigarran


/s/ Richard J. Eskind              Director                   July 15, 1996
- ------------------------------
Richard J. Eskind


/s/ Irwin B. Eskind, M.D.          Director                   July 15, 1996
- ------------------------------
Irwin B. Eskind, M.D.


/s/ Herbert J. Schulman, M.D.      Director                   July 15, 1996
- ------------------------------
Herbert J. Schulman, M.D.

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                                       3

                                 EXHIBIT INDEX

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

Exhibit Number                              Document
- --------------                              --------

     5 Opinion of Harwell Howard Hyne Gabbert & Manner, P.C. regarding legality of securities being issued.


    23          Consent of Ernst & Young LLP
